One Financial Center Boston, MA 02111 617 542 6000 mintz.com

Exhibit 5.1

March 18, 2026

Sera Prognostics, Inc.

2749 East Parleys Way, Suite 200

Salt Lake City, Utah 84109

Ladies and Gentlemen:

We have acted as legal counsel to Sera Prognostics, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (File No. 333-281347) (the “Registration Statement”), pursuant to which the Company registered under the Securities Act of 1933, as amended (the “Securities Act”), up to $100,000,000 of any combination of securities described therein. The Registration Statement was declared effective by the Commission on August 13, 2024. We have also acted as legal counsel for the Company in connection with a sales agreement prospectus supplement, dated March 18, 2026 (the “Prospectus Supplement”), to the base prospectus included in the Registration Statement relating to the issuance and sale of shares of the Company’s Class A common stock, $0.0001 par value per share, having an aggregate offering price of up to $40,000,000 (the “Placement Shares”) under that certain Sales Agreement, dated March 18, 2026, by and between the Company and William Blair & Company, L.L.C. (the “Sales Agreement”), as described in the Prospectus Supplement. The Sales Agreement will be filed as an exhibit to an Annual Report on Form 10-K and incorporated by reference into the Registration Statement This opinion is being rendered in connection with the filing of the Prospectus Supplement with the Commission.

In connection with this opinion, we have examined the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) and Restated Bylaws (the “Bylaws”), each as currently in effect; the Sales Agreement; such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Our opinion is limited to the General Corporation Law of the State of Delaware and the laws of the State of New York. Without limiting the generality of the foregoing, we express no opinion with respect to (i) the qualification of the Placement Shares under the securities or blue sky laws of any state or any foreign jurisdiction or (ii) the compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

Based upon the foregoing, we are of the opinion that the Placement Shares have been duly authorized for issuance and, when the Placement Shares have been issued and paid for in accordance with

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Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

MINTZ March 18, 2026 Page 2

the terms and conditions of the Sales Agreement, the Placement Shares will be validly issued, fully paid and non-assessable.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We understand that you wish to file this opinion with the Commission as an exhibit to an Annual Report on Form 10-K for incorporation by reference into the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to reference the firm’s name under the caption “Legal Matters” in the Prospectus Supplement, and we hereby consent thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

MINTZ March 18, 2026 Page 3

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.